UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2015

GENETHERA, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-27237	65-0622463
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9101 Harlan Street, Westminster, CO	80031
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (303) 439-2085

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02   GENETHERA INC. AND HUDSON ROBOTICS INC. ENTER INTO AN EXCLUSIVE COLLABORATION AGREEMENT

On February 5, 2015 GeneThera Inc. entered into a worldwide exclusive collaboration agreement with Hudson Robotics Inc. According to the terms on the agreement, Hudson Robotics will be GeneThera’s exclusive provider for both Integrated Automated Robotic Systems (IARS) and Laboratory Information Management System (LIMS) to be used for molecular detection of tuberculosis and paratuberculosis in animals, dairy products, milk and infant formula. GeneThera will also use Hudson Robotics as its exclusive provider for IARS and LIMS. Hudson Robotics will receive a 10% ownership of GeneThera's stocks subjected to an antidilution provision in exchange for a 25% discount of any IARSs and LIMS purchase by GeneThera. The initial term of the agreement is for a period of thirty-six (36) months.

Item 9.01 EXHIBITS

 Exhibit Number Description

10.1  Collaboration Agreement

99.1 Press Release dated March 4, 2015 announcing GeneThera signing

              Collaboration Agreement with Hudson Robotics.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

GeneThera, Inc.

a Nevada Corporation

By:/s/ Antonio Milici

          Antonio Milici, CEO

Date: March 4, 2015